Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form 10 of Microphase Corporation of our report dated February 23, 2015, except note 5 which is April 29, 2015 relating to the financial statements of Microphase Corporation which appears in such Registration Statement.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

April 30, 2015